                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                     Allscripts Healthcare Solutions, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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Notes:

                              [LOGO OF ALLSCRIPTS]

                              2401 Commerce Drive
                          Libertyville, Illinois 60048
                           Telephone: (847) 680-3515
                           Facsimile: (847) 680-9887

                                                                  March 30, 2001

Fellow Stockholders:

   You are cordially invited to attend the Allscripts Healthcare Solutions, Inc. Annual Meeting of Stockholders on Monday, April 30, 2001 at 9:00 a.m. (Central Time), at LaSalle Bank, 135 South LaSalle Street, Chicago, Illinois 60603, 43rd Floor, Room A.

   We are looking forward to discussing our 2000 performance. This Notice of Annual Meeting and Proxy Statement describes the business to be transacted at the meeting and provides other information concerning Allscripts that you should be aware of when you vote your shares. The principal business of the Annual Meeting will be to elect two directors to each serve for a three-year term.

   All stockholders are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. You may also be able to vote by telephone or over the Internet, and if you are able to and choose to use one of those forms of voting, it is not necessary for you to return your proxy card. In any event, please vote as soon as possible.

   On behalf of the board of directors and our management team, I would like to express our appreciation for your interest in the affairs of Allscripts.

                                          Sincerely,

                                          Glen E. Tullman
                                          Chairman and
                                          Chief Executive Officer

                     Allscripts Healthcare Solutions, Inc.

                              2401 Commerce Drive
                          Libertyville, Illinois 60048

                               ----------------

                    Notice of Annual Meeting of Stockholders

                               ----------------

                             Monday, April 30, 2001
                                   9:00 a.m.
                                  LaSalle Bank
                            135 South LaSalle Street
                            Chicago, Illinois 60603
                               43rd Floor, Room A

   The purpose of our Annual Meeting is to elect two directors for three-year terms.

   You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record on March 16, 2001. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

   We have enclosed with this notice and proxy statement a copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2000.

                                          By Order of the Board of Directors,

                                          John G. Cull
                                          Senior Vice President, Finance,
                                          Secretary and Treasurer

March 30, 2001

                     Allscripts Healthcare Solutions, Inc.

                               ----------------

                                Proxy Statement

                               ----------------

                               Table of Contents

                                                                            Page
                                                                            ----
Questions and Answers......................................................   1
Election of Directors......................................................   3
Meetings and Committees of the Board of Directors..........................   6
Director Compensation......................................................   6
Ownership of Allscripts Common Stock.......................................   6
Section 16(a) Beneficial Ownership Reporting Compliance....................   8
Executive Compensation.....................................................   9
Compensation Committee Report on Executive Officers' Compensation..........  12
Company Performance........................................................  15
Certain Relationships and Related Party Transactions.......................  16
Audit Committee Report.....................................................  21
Independent Public Accountants.............................................  22
Executive Officers.........................................................  23
Audit Committee Charter.................................................... A-1

                           Annual Report on Form 10-K

   A copy of our Annual Report on Form 10-K for the year ended December 31, 2000, without exhibits, is enclosed with this proxy statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request. Please contact J. Gregory Cull, Secretary, Allscripts Healthcare Solutions, Inc., 2401 Commerce Drive, Libertyville, Illinois 60048.

                                Explanatory Note

   Effective January 8, 2001, Allscripts, Inc. acquired Channelhealth Incorporated, and each became a wholly owned subsidiary of a new holding company, Allscripts Healthcare Solutions, Inc. In this proxy statement, we will refer to Allscripts, Inc. as Old Allscripts and to Allscripts Healthcare Solutions, Inc. as Allscripts or New Allscripts. As a result of the merger transaction, each outstanding share of Old Allscripts common stock was converted into one share of New Allscripts common stock. Old Allscripts no longer files reports with the Securities and Exchange Commission, and its common stock is no longer listed on the Nasdaq National Market; however, New Allscripts does file reports with the Securities and Exchange Commission, and its common stock is listed on the Nasdaq National Market under the symbol "MDRX".

   This proxy statement and form of proxy are first being sent to stockholders on or about March 30, 2001.

                             Questions and Answers

What am I voting on?

   We are soliciting your vote on the election of two directors to each serve for a three-year term.

Who may vote?

   Allscripts stockholders at the close of business on March 16, 2001, the record date, are entitled to vote. On that date, there were 37,988,218 shares of Allscripts common stock outstanding.

How many votes do I have?

   Each share of Allscripts common stock that you own entitles you to one vote.

How do I vote?

   All stockholders may vote by mail. You also may be able to vote by telephone or over the Internet. To vote by mail, please sign, date and mail your proxy in the postage paid envelope provided. If you hold your shares through a bank or broker and they do not offer telephone or Internet voting, please complete and return your proxy by mail. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 16, 2001, the record date for voting.

How does discretionary voting authority apply?

   If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Glen
E. Tullman and David B. Mullen to vote for the items discussed in these proxy materials and any other matter that is properly raised at the Annual Meeting. In such a case, your vote will be cast FOR the election of each director nominee and FOR or AGAINST any other properly raised matters at the discretion of Messrs. Tullman and Mullen.

May I revoke my proxy?

   You may revoke your proxy at any time before it is exercised in one of four ways:

     1. Notify our Secretary in writing before the Annual Meeting that you are revoking your proxy.

     2. Submit another proxy with a later date.

     3. Vote by telephone or Internet after you have given your proxy.

     4. Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

   Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

What constitutes a quorum?

   The presence, in person or by proxy, of the holders of one-third of the total number of shares of Allscripts common stock issued and outstanding constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or over the Internet, or if you attend the Annual Meeting.

   Abstentions and broker non-votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker submits a proxy that does not indicate a vote for a proposal because he or she does not have voting authority and has not received voting instructions from you.

What vote is required to approve the proposal?

   A majority of the shares present or represented by proxy at the Annual Meeting must approve the election of the directors. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting. Abstentions will have the effect of votes against the election of the directors since they result in fewer votes for approval, but broker non-votes will have no effect.

How do I submit a stockholder proposal?

   You must submit a proposal to be included in our proxy statement for the 2001 annual meeting of stockholders in writing no later than November 30, 2001. Your proposal must comply with the proxy rules of the Securities and Exchange Commission. You should send your proposal to our Secretary at our address on the cover of this proxy statement.

   You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2001 annual meeting of stockholders. We must receive your proposal in writing after December 1, 2001 but before December 31, 2001. If you submit your proposal after the deadline and we choose to consider it at the meeting, then Securities and Exchange Commission rules permit the individuals named in the proxies solicited by our board of directors for that meeting to exercise discretionary voting power as to that proposal. To be properly brought before an annual meeting, our by-laws require that your proposal give: (1) a brief description of the business you want to bring before the meeting; (2) your name and address as they appear on our stock records; (3) the class and number of shares of Allscripts that you beneficially own; and (4) any interest you may have in the business you want to bring before the meeting. You should send your proposal to our Secretary at the address on the cover of this proxy statement.

How do I nominate a director?

   If you wish to recommend a nominee for director for the 2001 annual meeting of stockholders, our Secretary must receive your written nomination after December 1, 2001 but before December 31, 2001. You should submit your proposal to the Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of Allscripts common stock entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nominations; (4) any other information that the rules of the Securities and Exchange Commission require to be included in a proxy statement; and (5) the nominee's agreement to serve as a director if elected.

Who pays to prepare, mail and solicit the proxies?

   We will pay all of the costs of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

                             Election of Directors

   Eight directors currently serve on New Allscripts' board of directors. Other than Richard E. Tarrant, each of the directors served on Old Allscripts' board. All eight directors joined the board of New Allscripts upon the completion of the Channelhealth merger transaction in January 2001. The directors are divided into three classes. At this Annual Meeting, you will be asked to elect two directors. Each director will serve for a term of three years, until a qualified successor director has been elected, or until he resigns or is removed by the board. The remaining six directors will continue to serve on the board as described below, except that Mr. Lytle has informed us that he intends to resign after the Annual Meeting. The nominees, Michael J. Kluger and David
B. Mullen, are currently directors.

   Your shares will be voted as you specify on the enclosed proxy card or in telephone or Internet voting. If you do not specify how you want your shares voted, we will vote them FOR the election of Messrs. Kluger and Mullen. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for a nominee, your shares will be voted FOR that other person. The board does not anticipate that any nominee will be unable to serve. The nominees and continuing directors have provided the following information about themselves.

Nominees

   Michael J. Kluger, 44, was elected to the board of Old Allscripts in 1994. He is a founding partner of Liberty Partners, L.P., whose general partner is Liberty Capital Partners,

Inc., a New York investment management firm, where he has served as a Managing Director since 1992. For five years prior thereto, Mr. Kluger was a Director and Senior Vice President of Merrill Lynch Interfunding Inc., a subsidiary of Merrill Lynch & Co., an investment banking and brokerage firm. Mr. Kluger serves on the board of directors of Monaco Coach Corporation.

   David B. Mullen, 50, became the President and Chief Financial Officer and a director of Old Allscripts in August 1997. Mr. Mullen has held the same positions with New Allscripts since the Channelhealth merger transaction in January 2001. From January 1995 to June 1997, Mr. Mullen served as Chief Financial Officer of Enterprise Systems, Inc. From 1983 to 1995, Mr. Mullen was employed in various positions by CCC Information Services Group, Inc., including Vice Chairman, President and Chief Financial Officer. Prior to that, he was employed by Ernst & Young LLP.

Directors Continuing Until 2002 Annual Meeting

   M. Fazle Husain, 36, was elected to the board of Old Allscripts in April 1998. Mr. Husain is a Principal of Morgan Stanley Dean Witter & Co., an investment banking firm, where he has been employed since 1991, and is a Managing Member of Morgan Stanley Venture Partners III, L.L.C., which is the General Partner of Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. Mr. Husain was also employed at Morgan Stanley Dean Witter from 1987 until 1989. Mr. Husain focuses primarily on investments in the healthcare industry, including healthcare services, medical devices and healthcare information technology. He serves on the boards of directors of Cardiac Pathways Corporation, The Medicines Company, Healthstream, Inc. and several private medical and software companies.

   Glen E. Tullman, 41, became the Chairman of the Board of Old Allscripts in May 1999 and the Chief Executive Officer in August 1997. Mr. Tullman has held the same positions with New Allscripts since the Channelhealth merger transaction in January 2001. From October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a publicly traded healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman was employed by CCC Information Services Group, Inc., a computer software company servicing the insurance industry, most recently as President and Chief Operating Officer.

   Richard E. Tarrant, 58, became Vice Chairman of the Board of New Allscripts upon the consummation of the Channelhealth merger transaction in January 2001. Mr. Tarrant has been designated to be on the board of New Allscripts by IDX Systems Corporation pursuant to the terms of a Stock Rights and Restrictions Agreement entered into between New Allscripts and IDX in connection with the Channelhealth merger transaction, which is described in detail under "Certain Relationships and Related Party Transactions" later in this proxy statement. Mr. Tarrant co-founded IDX in 1969 and has served as a director and as the

Chief Executive Officer of IDX since that time; he was also President of IDX from 1969 to February 1999. Mr. Tarrant also served as the Chairman of the board of directors of Channelhealth Incorporated from October 1, 1999 until consummation of the Channelhealth merger transaction in January 2001. Mr. Tarrant has served as a Trustee of Saint Michael's College, as a member of the Board of Trustees for the University Health Center (Vermont), an academic medical center, from July 1988 to December 1994, as Chairman of the Board of Trustees of the University Health Center (Vermont) from 1992 to 1994 and as Chairman of Fletcher Allen Health Care, an integrated healthcare delivery system serving Vermont and northern New York State, from 1992 to 1994. In 1991, Mr. Tarrant was a founding director of Vermont Managed Care, a physician hospital organization consisting of 600 doctors and a 500-bed teaching hospital. Mr. Tarrant presently serves as a Trustee of The University of Vermont and of University Medical Education Associates. Mr. Tarrant is a member of the Vermont Business Roundtable.

Directors Continuing Until 2003 Annual Meeting

   Philip D. Green, 50, was elected to the board of Old Allscripts in 1992. Mr. Green has been a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P. since June 2000. From 1989 until that time, Mr. Green was a partner with the Washington, D.C. based law firm of Green, Stewart, Farber & Anderson, P.C., of which Mr. Green was a founding partner. From 1978 through 1989, Mr. Green was a partner in the Washington, D.C. based law firm of Schwalb, Donnenfeld, Bray & Silbert, P.C. Mr. Green practices healthcare law and represents several major teaching hospitals. Mr. Green serves on the board of directors of I-trax, Inc.

   L. Ben Lytle, 54, became a member of the board of Old Allscripts in March 1999. He is Chairman of the Board of Anthem, Inc., one of the largest healthcare management companies in the United States. Before joining Anthem's predecessor company in 1976, he held positions with LTV Aerospace, Associates Corp. of North America and American Fletcher National Bank. Mr. Lytle serves on the boards of IPALCO Enterprises, Inc., an energy company; Central Newspapers, Inc., a media company; CID Equity Partners, a venture capital firm; and Duke-Realty Corporation, a real estate investment firm. Mr. Lytle has informed us that he intends to resign from the Allscripts board after the Annual Meeting; however, he plans to continue working with Allscripts on a consulting basis.

   Edward M. Philip, 35, was elected to the board of Old Allscripts in July 1999. Mr. Philip is Senior Vice President, Strategic Planning and Mergers and Acquisitions of Terra Lycos U.S., Inc., a position he has held since February 2001. Prior to that, Mr. Philip had been Chief Operating Officer of Lycos, Inc. since December 1996, and Chief Financial Officer and Secretary of Lycos, Inc. since December 1995. From July 1991 to December 1995, Mr. Philip was employed by The Walt Disney Company, where he served in various finance positions, most recently as Vice President and Assistant Treasurer. Prior to joining The Walt Disney Company, Mr. Philip was an investment banker at Salomon Brothers Inc. Mr. Philip is a director of Vialog Corporation.

               Meetings and Committees of the Board of Directors

   During 2000, the board of directors of Old Allscripts met 13 times. In addition to meetings of the full board, directors attended meetings of the board committees. Old Allscripts had, and New Allscripts has, effective upon consummation of the Channelhealth merger transactions in January 2001, standing audit and compensation committees. In 2000, each Old Allscripts director, other than Edward M. Philip, attended at least 75% of the meetings of the board and of the committees on which he served that were held during the period for which he was a director.

   Like Old Allscripts' audit committee, the New Allscripts' audit committee recommends the independent auditors to the board and oversees the accounting and audit functions of the company. L. Ben Lytle, M. Fazle Husain (since April
2000) and Michael J. Kluger (since May 2000) served on Old Allscripts' audit committee in 2000, and the same individuals serve on the New Allscripts' audit committee. As the Old Allscripts audit committee had, the New Allscripts committee has adopted a charter, which specifies the composition and responsibilities of the committee. The charter is attached to this proxy statement as Appendix A. Additional information on the committee and its activities is set forth in the "Report of the Audit Committee". During 2000, the Old Allscripts committee met eight times.

   As the Old Allscripts compensation committee had, the compensation committee of New Allscripts determines executive officers' salaries, bonuses and other compensation and administers our Amended and Restated 1993 Stock Incentive Plan and our 2001 Nonstatutory Stock Option Plan. M. Fazle Husain, Michael J. Kluger and L. Ben Lytle served on Old Allscripts' compensation committee, and the same individuals serve on New Allscripts' compensation committee. During 2000, the Old Allscripts committee met three times.

                             Director Compensation

   Directors who are Allscripts employees receive no compensation for their services as directors. Our independent directors receive a fee of $1,000 for each meeting of the board of directors that they attend. We also reimburse them for their travel expenses. Under our Amended and Restated 1993 Stock Incentive Plan, these directors are eligible to receive stock option grants at the discretion of the board of directors or the compensation committee.

                      Ownership of Allscripts Common Stock

   The following table shows how much Allscripts common stock was beneficially owned as of March 16, 2001 by:

  . our Chief Executive Officer and the four other most highly compensated executive officers based on compensation earned during 2000;

  .  each director;

  .all directors and executive officers as a group; and

  . each stockholder that we know to own beneficially more than 5% of Allscripts common stock based on information filed with the Securities and Exchange Commission on Schedule 13D or 13G.

   Beneficial ownership is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares that the holder can vote or transfer and stock options and warrants that are exercisable currently or become exercisable within 60 days. These shares are considered to be outstanding for the purpose of calculating the percentage of outstanding Allscripts common stock owned by a particular stockholder, but are not considered to be outstanding for the purpose of calculating the percentage ownership of any other person. Percentage of ownership is based on 37,988,218 shares outstanding as of March 16, 2001. Except as otherwise noted, the stockholders named in this table have sole voting and dispositive power for all shares shown as beneficially owned by them.

                                                 Options and
                                     Shares of    Warrants
                                    Common Stock Exercisable
Named Executive Officers and        Beneficially   Within               Percent
Directors                              Owned       60 Days     Total    of Class
----------------------------        ------------ ----------- ---------- --------
Glen E. Tullman (1)...............      665,343    142,648      807,991    2.1
David B. Mullen...................      524,273    155,117      679,390    1.8
Joseph E. Carey...................       98,062     70,001      168,063      *
T. Scott Leisher..................      129,459     25,232      154,691      *
Lee Shapiro.......................       15,369     47,083       62,452      *
Philip D. Green...................       51,435     81,641      133,076      *
M. Fazle Husain (2)...............    5,254,063        --     5,254,063   13.8
Michael J. Kluger (3).............    3,289,370        --     3,289,370    8.7
L. Ben Lytle......................        1,600     16,666       18,266      *
Edward M. Philip..................          --      13,333       13,333      *
Richard E. Tarrant (4)............    7,533,254        --     7,533,254   19.8
All directors and executive
 officers as a group (13 persons).   17,671,895    690,263   18,362,158   47.5
5% Stockholders
---------------
IDX Systems Corporation (4).......    7,497,838        --     7,497,838   19.7
Morgan Stanley Dean Witter & Co.
 (2)..............................    5,254,063        --     5,254,063   13.8
Waddell & Reed Financial, Inc.
 (5)..............................    4,990,900        --     4,990,900   13.1
Liberty Partners Holdings 6,
 L.L.C. (3).......................    3,248,170        --     3,248,170    8.6
Ardsley Advisory Partners (6).....    2,065,000        --     2,065,000    5.4

--------
   *Less than 1%.

(1) Mr. Tullman is a limited partner in The Morgan Stanley Venture Partners Entrepreneur Fund, L.P., and has an approximately 2.5% interest therein. His interest does not constitute beneficial ownership of any of the shares owned by this entity.

(2) Morgan Stanley Dean Witter & Co. is the sole shareholder of Morgan Stanley Venture Partners III, Inc., which is the institutional managing member of Morgan Stanley

   Venture Partners III, L.L.C. Mr. Husain is a Managing Member of Morgan Stanley Venture Partners III, L.L.C. Except to the extent of his proportionate interest therein, Mr. Husain disclaims beneficial ownership of the shares held beneficially by this entity by virtue of it being the general partner of Morgan Stanley Venture Partners III, L.P., which is the record owner of 4,611,499 shares, Morgan Stanley Venture Investors III, L.P., which is the record owner of 442,914 shares and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P., which is the record owner of 199,650 shares. Each entity has shared voting and dispositive power with respect to the shares that it beneficially owns. The address for Mr. Husain and these entities is c/o Morgan Stanley Dean Witter Venture Partners, 1221 Avenue of the Americas, New York, New York 10020.

(3) Liberty Partners Holdings 6, L.L.C. has shared voting and dispositive power with respect to 3,248,170 of the shares. Mr. Kluger is a Managing Director of Liberty Capital Partners, Inc., an affiliate of Liberty Partners Holdings 6, L.L.C. Mr. Kluger disclaims beneficial ownership of the shares held by Liberty Partners Holdings 6, L.L.C., except to the extent of his proportionate interest therein. The address for Mr. Kluger and Liberty Partners Holdings 6, L.L.C. is c/o Liberty Partners, L.P., 1177 Avenue of the Americas, New York, New York 10036.

(4) IDX is the owner of, and has shared voting and sole dispositive power with respect to, 7,497,838 of the shares. Mr. Tarrant is the Chief Executive Officer of IDX. He disclaims beneficial ownership of the shares held by IDX. The address for Mr. Tarrant and IDX is c/o IDX Systems Corporation, 1400 Shelburne Road, Burlington, Vermont 05402.

(5) The securities are beneficially owned by one or more investment companies or other managed accounts that are advised or sub-advised by Waddell & Reed Investment Management Company, an investment advisory subsidiary of Waddell & Reed, Inc. Waddell & Reed, Inc. is a subsidiary of Waddell & Reed Financial Services, Inc., which is a subsidiary of Waddell & Reed Financial, Inc. Waddell & Reed Investment Management Company has sole voting and dispositive power with respect to all of the shares. Its address is 6300 Lamar Avenue, Overland Park, Kansas 66202.

(6) Ardsley Advisory Partners has shared voting and dispositive power with respect to all of the shares. Its address is 262 Harbor Drive, Stamford, Connecticut 06902.

            Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and 10% stockholders to file reports of ownership and changes of ownership of their company's common stock with the Securities and Exchange Commission. Based on a review of copies of these reports provided to us and written representations from executive officers and directors of Old Allscripts, we believe that all filing requirements applicable to these individuals were met during 2000, except that Lee Shapiro was delinquent in reporting an option grant on each of two Form 4s, John G. Cull was delinquent in reporting an option grant on a Form 4 and Philip D. Green was delinquent in reporting a warrant exercise on a Form 4. The executive officers and directors of New Allscripts were not subject to these filing requirements during 2000.

                             Executive Compensation

   This table summarizes the compensation for the Chief Executive Officer and the other four most highly compensated executive officers of Old Allscripts. New Allscripts did not pay any compensation during any of the years shown in the table. The amount shown in the "all other compensation" column represents our matching contributions under our 401(k) plan and payments for earned, but unused, vacation time.

                              Summary Compensation

                                                       Long-Term
                                                      Compensation
                                                      ------------
                                      Annual
                                   Compensation          Awards
                                 -----------------    ------------
                                                       Securities
         Name and                                      Underlying   All Other
    Principal Position      Year  Salary   Bonus        Options    Compensation
    ------------------      ---- -------- --------    ------------ ------------
Glen E. Tullman...........  2000 $270,000 $100,000      150,000       $  996
  Chairman and Chief        1999  225,000   12,500          --           996
   Executive Officer        1998  225,000      --       548,083          498

David B. Mullen...........  2000 $270,000 $100,000      150,000       $1,050
  President and Chief       1999  225,000   12,500          --         1,000
   Financial Officer        1998  225,000      --       548,083        1,000

Joseph E. Carey...........  2000 $220,417 $ 90,000      147,500       $1,050
  Chief Operating Officer   1999  134,583   37,500(1)    69,166          --
                            1998      --       --           --           --

T. Scott Leisher..........  2000 $158,333 $ 67,619(2)    45,000       $5,810
  Executive Vice            1999  150,000   12,500        5,833        1,000
    President,
   Sales and Marketing      1998  123,846   65,282       45,082          --

Lee Shapiro...............  2000 $166,298 $ 80,000      270,500       $  263
  Executive Vice President  1999      --       --           --           --
                            1998      --       --           --           --

--------
(1) Includes a signing bonus of $25,000 awarded in April 1999 pursuant to the terms of Mr. Carey's employment agreement.
(2) Includes commissions of $17,619.

                             Option Grants in 2000

   This table gives information relating to option grants during 2000 to the executive officers listed in the Summary Compensation Table. The options were granted under the Amended and Restated 1993 Stock Incentive Plan and vest equally over four years on the anniversaries of the grant. The potential realizable value is calculated based on the term of the option at its time of grant, 10 years. The calculation assumes that the fair market value on the date of grant appreciates at the indicated rate compounded annually for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Stock price appreciation of 5% and 10% is assumed pursuant to the rules of the Securities and Exchange Commission. The actual price appreciation may be substantially greater than that assumed under these rules. We cannot assure you that the actual stock price will appreciate over the 10-year option term at the assumed levels or at any other defined level.

                                                                   Potential Realizable Value
                                                                   at Assumed Annual Rates of
                                                                    Stock Price Appreciation
                                     Individual Grants                  for Option Term
                         ----------------------------------------- --------------------------
                                    Percent of
                                      Total
                         Securities  Options   Exercise
                         Underlying Granted to  Price
                          Options   Employees    Per    Expiration
Name                      Granted    in 2000    Share      Date        5%         10%
----                     ---------- ---------- -------- ---------- ---------- -----------
Glen E. Tullman.........   50,000      2.3%    $44.625     2/3/10  $1,403,221 $ 3,556,038
                          100,000      4.6       21.25    7/25/10   1,336,401   3,386,703


David B. Mullen.........   50,000      2.3%    $44.625     2/3/10  $1,403,221 $ 3,556,038
                          100,000      4.6       21.25    7/25/10   1,336,401   3,386,703

Joseph E. Carey.........   72,500      3.3%    $44.625     2/3/10  $2,034,671 $ 5,156,255
                           75,000      3.4       21.25    7/25/10   1,002,301   2,540,027

T. Scott Leisher........   25,000      1.1%    $44.625     2/3/10  $  701,611 $ 1,778,019
                           10,000      0.9       21.25    7/25/10     167,180     677,341

Lee Shapiro.............  150,000      6.8%    $44.625     2/3/10  $4,209,663 $10,668,114
                           25,000      1.1      21.875    4/24/10     343,927     871,578
                           20,000      0.9       21.25    7/25/10     267,280     677,341
                           50,000      2.3     13.3125    9/27/10     418,608   1,060,835
                           25,500      1.2       6.875   12/15/10     110,253     279,403

            Option Exercises in 2000 and 2000 Year-End Option Values

   This table provides information regarding the exercise of options during 2000 by the executive officers listed in the Summary Compensation Table. The value realized is calculated using the difference between the option exercise price and the price of Old Allscripts common stock on the date of exercise multiplied by the number of shares subject to the option. The value of unexercised in-the-money options at year end 2000 is calculated using the difference between the option exercise price and $9.3438 (the last reported market price of Old Allscripts common stock the last trading day of the year) multiplied by the number of shares underlying the option. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price.

                                                  Securities Underlying     Value of Unexercised
                                                 Unexercised Options at    In-the-Money Options at
                           Shares                     Year End 2000             Year End 2000
                          Acquired     Value    ------------------------- -------------------------
Name                     on Exercise  Realized  Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ---------- ----------- ------------- ----------- -------------
Glen E. Tullman.........   130,148   $2,839,179   130,148      175,829    $1,208,268    $239,791
David B. Mullen.........   137,703   $3,003,991   137,702      159,995    $1,278,398    $ 92,792
Joseph E. Carey.........       --           --     34,584      182,082    $  219,394    $219,381
T. Scott Leisher........     2,311   $   78,446    14,399       81,289    $  124,487    $296,478
Lee Shapiro.............       --           --        --       270,500           --     $ 62,954

                             Employment Agreements

   Old Allscripts entered into employment agreements with Messrs. Tullman and Mullen effective August 1, 1997 and with Mr. Carey effective August 2, 1999. Each agreement has an initial term that ended December 31, 2000 and renews for consecutive one-year terms unless either party gives 30 days' notice prior to the expiration of any term. Messrs. Tullman and Mullen were each paid an annual salary of $225,000 through March 30, 2000 and $285,000 thereafter. They are each entitled to an annual bonus as determined by the board of directors or the compensation committee. In 2000, Mr. Carey was paid salary at an annual rate of $190,000 through March 31, $215,000 from April 1 through May 31 and $235,000 thereafter, and he is entitled to an annual bonus, contingent upon the attainment of certain objectives, as determined by the Chief Executive Officer in consultation with the board of directors or the compensation committee. The agreements also provide that each of Messrs. Tullman, Mullen and Carey will not compete with us during the term of his employment and for one year thereafter. If we terminate any of Messrs. Tullman, Mullen or Carey without Cause or if any of them terminates his employment For Good Reason, as each of those terms is defined in the agreements, he will be entitled to 12 months' salary as severance, as well as any salary that was accrued but not yet paid as of the termination date, the unpaid performance bonus, if any, for the calendar year preceding the termination date and any performance bonus for the calendar year in which the termination date occurs that would have been payable had there been no termination. The amount of these performance bonuses is to be determined in the manner in which it would have been determined had there been no termination.

   Old Allscripts entered into an employment agreement with Mr. Shapiro effective April 5, 2000. The agreement has an initial term that ends April 30, 2003 and renews for consecutive one-year terms unless either party gives 60 days' notice prior to the expiration of any term and provides for an annual base salary of $225,000 with annual reviews on each April 30. Mr. Shapiro is entitled to an annual bonus equal to the greater of $56,250 or 25% of his then in effect base salary. The agreement also provides that Mr. Shapiro will not compete with us during the term of his employment and for one year thereafter. If we terminate Mr. Shapiro without Cause or if he terminates his employment For Good Reason, as each of those terms is defined in the agreement, he will be entitled to salary for the greater of 12 months or the remainder of the then current employment period as severance, as well as any salary that was accrued but not yet paid as of the termination date, the unpaid performance bonus, if any, for the calendar year preceding the termination date and any performance bonus for the calendar year in which the termination date occurs that would have been payable had there been no termination. The amount of these performance bonuses is to be determined in the manner in which it would have been determined had there been no termination. In addition, in the case of such a termination of Mr. Shapiro's employment, he will also be entitled to a continuation of his benefits for 12 months, accelerated vesting of all stock options held by him and outplacement services. Notwithstanding the above, if, during the one-year period immediately following a Change in Control, as defined in the agreement, we terminate Mr. Shapiro's employment for any reason other than Cause or he terminates his employment for any reason, he will be entitled to a pro rata cash bonus for the year of termination and payment in a lump sum equal to 2.99 times each of his then in effect base salary and his then in effect target annual bonus.

           Termination of Employment and Change in Control Agreements

   Allscripts has entered into stock option agreements with Messrs. Tullman, Mullen, Carey, Leisher and Shapiro granting them options to purchase aggregate shares of common stock as follows: Mr. Tullman, 150,000 shares; Mr. Mullen, 150,000 shares; Mr. Carey, 216,666 shares; Mr. Leisher, 95,688 shares; and Mr. Shapiro, 270,500 shares. Under these option agreements, in the event of a Change in Control, as defined in the stock option agreements, vesting of the options will accelerate so that the unvested portion of the options will vest immediately.

          Compensation Committee Interlocks and Insider Participation

   The members of the compensation committee of the New Allscripts board of directors are Messrs. Husain, Kluger and Lytle, the same individuals who served on the Old Allscripts compensation committee. None of these persons has ever been an officer or employee of Old Allscripts, New Allscripts or any of their subsidiaries. We refer you to the information under "Certain Relationships and Related Party Transactions" for a discussion of insider participation.

       Compensation Committee Report on Executive Officers' Compensation

   The compensation committee of New Allscripts' board of directors is composed of the same three independent non-employee directors that composed the Old Allscripts compensation committee, M. Fazle Husain, Michael J. Kluger and L. Ben Lytle. Mr. Lytle serves as chairman of the committee. The committee determines executive officers' salaries, bonuses and other compensation and administers our Amended and Restated 1993 Stock Incentive Plan and our 2001 Nonstatutory Stock Option Plan. The New Allscripts committee's policies and approach to compensation are the same as those that had been adopted by the Old Allscripts committee.

Compensation Policies Applicable to Executive Officers

   The overall compensation program for salaried employees has been designed and is administered to ensure that employee compensation promotes superior job performance and the achievement of business objectives. The main policy objective of executive officer compensation is the maximization of stockholder value over the long term. The compensation committee believes that this can best be accomplished by an executive compensation program that reflects the following three principles:

     First, base salaries should be sufficient to attract and retain qualified management talent, without exceeding competitive practice at similar companies in the information technology market.

     Second, annual bonus and incentive programs should provide opportunity for significant increases in compensation, based on meeting or exceeding pre-determined company and individual performance targets.

     Third, a substantial portion of total long-term compensation should reflect performance on behalf of the company's stockholders, as measured by increases in the value of the company's stock.

   In the judgment of the compensation committee, the performance of Allscripts in 2000 confirms that the compensation program is achieving its main objectives.

Base Salary

   All of the executive officers but T. Scott Leisher, John G. Cull and Stanley Crane have employment agreements that set their base compensation. The Chief Executive Officer and the President set the compensation for Messrs. Leisher, Cull and Crane. The committee increased the annual base salaries of Messrs. Tullman and Mullen to $285,000, effective April 1, 2000, and of Mr. Carey to $235,000, effective June 1, 2000.

Annual Bonus

   Executive officers and certain other key personnel are eligible for cash bonuses after the end of each fiscal year. The bonus program has not been formalized in writing. The board of directors or the compensation committee determines bonuses for Mr. Tullman, the CEO, and Mr. Mullen, the President and Chief Financial Officer. Bonuses are based on the overall performance and financial results of the company, including the company's achievement of goals pertaining to revenue growth, cost reductions, improved operating methods, acquisitions and accounting controls. These factors are weighted and then the company's fulfillment of these goals is evaluated. Bonuses for other executive officers are recommended by the CEO and then submitted to the committee for its approval. In making recommendations, the CEO determines how each executive officer contributed to Allscripts' achievement of its goals.

Stock Incentives

   Under the Amended and Restated 1993 Stock Incentive Plan, stock options and stock appreciation rights may be granted to executive officers. Executives generally receive stock incentives through initial grants at the time of hire and periodic additional grants. The compensation committee determines the number of stock incentives to be granted based on an officer's job responsibilities and individual performance evaluation. This approach is designed to encourage the creation of long-term stockholder value as the committee believes that the significant equity interests in the company held by management helps to align the interests of stockholders and management and maximize stockholder returns over the long term. Each of the executive officers named in the Summary Compensation Table received new grants of stock incentives during 2000 as set forth therein.

Compensation of the Chairman and Chief Executive Officer

   The overall compensation package of the Chief Executive Officer is designed to recognize that the Chief Executive Officer bears primary responsibility for increasing the value of stockholders' investments. The Chief Executive Officer's base compensation is set at $225,000 by his employment agreement, which has been renewed until December 31, 2001. As noted above, Mr. Tullman's annual base salary was increased to $285,000, effective April 1, 2000, and he received a cash bonus of $100,000 for 2000, reflecting Allscripts' achievement of some of its performance goals.

   The compensation committee is directly responsible for determining all awards and grants to the Chief Executive Officer under the incentive components of the compensation program. The committee intends that a substantial portion of the Chief Executive Officer's compensation be incentive-based, providing greater compensation as direct and indirect financial measures of stockholder value increase. The Chief Executive Officer's compensation will thus be structured and administered to motivate and reward the successful achievement of these objectives. In 2000, Mr. Tullman received options for a total of 150,000 shares.

   The committee intends for the Chief Executive Officer's compensation to relate directly to the overall performance of the company as measured by financial criteria. In addition, the Chief Executive Officer's compensation reflects achievements such as the continued strong performance of the senior management team and the successful negotiation of acquisitions and strategic alliances.

Deductibility of Compensation

   Under, Internal Revenue Code Section 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to the CEO and the other four most highly compensated officers. Certain "performance based compensation" is not included in compensation for purposes of the limit. The committee believes that the current structure of New Allscripts' executive compensation does not give rise to Section 162(m) concerns. The compensation committee will continue to assess the impact of Section 162(m) on its compensation practices.

                                          Compensation Committee

                                          L. Ben Lytle, Chairman
                                          M. Fazle Husain
                                          Michael J. Kluger

                              Company Performance

   This graph shows a comparison of cumulative total returns for Old Allscripts, the Nasdaq Stock Market-U.S. and the Nasdaq Health Services Index from July 23, 1999 (the date Old Allscripts common stock was first offered to the public at an initial public offering price of $16.00 per share) through the end of 2000. New Allscripts common stock was not publicly traded during 2000. The graph assumes an initial investment of $100 and the reinvestment of dividends.


                            Cumulative Total Return


                            7/23/99 9/30/99 12/31/99 3/31/00 6/30/00 9/30/00 12/31/00
-------------------------------------------------------------------------------------
  Allscripts, Inc.          $100.00 $ 99.22 $275.00  $375.78 $143.75 $ 88.28 $ 58.40
-------------------------------------------------------------------------------------
  Nasdaq Stock Market-U.S.   100.00  102.23  151.10   169.60  147.46  135.70   90.93
-------------------------------------------------------------------------------------
  Nasdaq Health Services     100.00   83.91   82.61    85.87   87.63   97.28  113.26

              Certain Relationships and Related Party Transactions

   Our policy is that all transactions between us and our executive officers, directors and principal stockholders must be on terms no less favorable to us than we could obtain from unaffiliated third parties or else must be approved by our disinterested directors.

Registration Rights Agreement

   Liberty Partners Holdings 6, L.L.C., Morgan Stanley Venture Investors III, L.P., Morgan Stanley Venture Partners III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P., which as of March 16, 2001 collectively held approximately 8,502,233 shares of common stock, are entitled to registration rights with respect to these shares. Under a registration rights agreement, these Morgan Stanley entities, collectively, on the one hand, and Liberty Partners Holdings 6, L.L.C., on the other hand, are each entitled to require us to register their shares of common stock three times, but not more than once in any six-month period. As of the date hereof, the Morgan Stanley entities, collectively, on the one hand, and Liberty Partners, on the other hand, had each exercised their right to require Allscripts to register their shares of common stock one time. In addition, if we propose or are required to register any of our common stock, either for our own account or for the account of other of our stockholders, we are required to notify the holders described above and, subject to certain limitations, to include in that registration all of the common stock requested to be included by those holders. We are obligated to bear the expenses, other than underwriting commissions, of all incidental registrations.

Stock Rights and Restrictions Agreement

   In connection with the Channelhealth merger transaction, Allscripts entered into a stock rights and restrictions agreement with IDX Systems Corporation, which is a significant stockholder of Allscripts, and of which Richard E. Tarrant, our Vice Chairman, is Chief Executive Officer.

 Allscripts Board of Directors

   Until the earlier of (1) termination of the stock rights and restrictions agreement or (2) the date that IDX and its affiliates beneficially own fewer than 25% of the Allscripts common shares issued to IDX upon completion of the Channelhealth merger, IDX is entitled to designate an individual to the Allscripts board of directors. The initial IDX designee to the Allscripts board was Mr. Tarrant. In addition, so long as (1) the IDX designee is Mr. Tarrant and (2) IDX and its affiliates beneficially own greater than 75% of the Allscripts common shares issued to IDX upon completion of the Channelhealth merger, Mr. Tarrant will be the sole non-executive Vice Chairman of the Allscripts board.

 Limitation on Business Combination Transactions

   During the term of the stock rights and restrictions agreement, each of IDX and Allscripts has agreed not to engage in or propose any transaction referred to in the agreement as a "business combination", which means a merger, consolidation, "business combination" as defined in Section 203 of the Delaware General Corporation Law as currently in effect, compulsory share exchange or other transaction involving the other and pursuant to which the other party's voting securities are exchanged for cash, securities or other property, or any sale of all or substantially all of the assets or liquidation of the other party, including by means of a tender or exchange offer, or request or solicit any other person to engage in or propose a business combination, unless the transaction is approved by a majority of the other party's continuing directors, as defined in the agreement, or the party engaging in or proposing the transaction beneficially owns less than 5% of the other party's voting securities and has no representative on the other party's board of directors.

 Limitation on Acquisition and Disposition of Voting Securities

   Without the consent of a majority of the other party's continuing directors, neither party may acquire any additional voting securities of the other, except under certain limited circumstances. In addition, the stock rights and restrictions agreement imposes certain limitations on IDX's ability to transfer beneficial ownership of its Allscripts voting securities. The stock rights and restrictions agreement also provides that if during the period from the third anniversary through the fourth anniversary of the agreement, Allscripts proposes to file a registration statement under the Securities Act with respect to a primary firm commitment underwritten public offering of Allscripts common stock, IDX will have the right to "piggyback" on the offering by notifying Allscripts that IDX wants to include some or all of its Allscripts shares in the registration, subject to customary "cutback" provisions. Allscripts will pay all of the expenses of the piggyback registration, except underwriting discounts and commissions on shares sold by IDX, fees of IDX's counsel and any transfer taxes applicable to the sale of the IDX shares.

   In addition, Mr. Tarrant signed the stock rights and restrictions agreement in his individual capacity for the purpose of agreeing that for the six-month period following completion of the merger, he will not transfer any of the Allscripts common shares he received in the Channelhealth merger unless prior to the expiration of that period Glen E. Tullman, Chairman and Chief Executive Officer of Allscripts, transfers for his own account any Allscripts common shares.

 Voting of Allscripts Shares Held by IDX

   Generally the stock rights and restrictions agreement permits IDX to vote in its complete discretion on all matters voted on by Allscripts stockholders. Notwithstanding the foregoing, IDX must vote, except in certain limited circumstances, all of its Allscripts shares in accordance with the recommendation of the Allscripts continuing directors on any matter that:

  .  constitutes a business combination;

  . involves the acquisition by any person other than IDX or its affiliates of beneficial ownership of greater than 50% of the then outstanding Allscripts voting securities;

  .  involves the issuance by Allscripts of its own securities for cash; or

  . involves any acquisition by Allscripts, whether through merger, share exchange, purchase of assets or otherwise.

   IDX is not required to vote its Allscripts shares in accordance with the recommendation of the Allscripts continuing directors if the average closing price of Allscripts stock during the 90 trading days preceding the vote is less than $14.5625.

 IDX's Right to Participate in Securities Issuances by Allscripts

   If at any time during the term of the stock rights and restrictions agreement Allscripts plans to issue Allscripts voting securities, or securities exercisable, exchangeable for or convertible into Allscripts voting securities and, as a result, IDX's beneficial ownership of all outstanding Allscripts voting securities would be reduced to below 2% after giving effect to the proposed transaction, then Allscripts must offer to sell to IDX a number or amount of the securities proposed to be issued that, if purchased by IDX, would permit IDX and its affiliates to beneficially own a number of Allscripts voting securities determined by dividing the aggregate number of outstanding Allscripts common shares then beneficially owned by IDX by the total number of Allscripts common shares then outstanding.

 Termination

   The stock rights and restrictions agreement will terminate by its terms on its tenth anniversary, but it may be terminated earlier as follows:

  .  by mutual written consent of IDX and Allscripts; or

  . by IDX if Allscripts files for bankruptcy, or another person commences a bankruptcy proceeding against Allscripts and the proceeding is not dismissed or stayed within 60 days, or if an order for relief under a bankruptcy law is entered against Allscripts.

Strategic Alliance Agreement

   Upon completion of the Channelhealth merger transaction, Allscripts and IDX entered into a strategic alliance agreement.

 Marketing of Channelhealth Products

   The strategic alliance agreement provides for a ten-year strategic alliance under which Allscripts and IDX will cooperate to develop and market Channelhealth products pursuant to a development plan to be updated at least quarterly during the term of the alliance. Each of Allscripts and IDX are required to develop connectivity between their respective products to facilitate data exchange and ease of use. The parties will be required to compensate and incent their sales forces to sell Allscripts' products to IDX customers and prospects.

 Marketing Restrictions

   During the term of the alliance, each party, subject to certain exceptions, is prohibited from developing, or cooperating with direct competitors of the other party to develop or provide competitive products other than those currently marketed by such party. Either party may terminate the marketing restrictions to which it is subject upon the occurrence of a material adverse change in the business, properties, results of operations or condition (financial or otherwise) of the other party (other than changes that are the result of economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which the party competes).

 Compensation

   Allscripts and IDX are entitled to agreed upon revenue sharing for sales of each other's products. Under the strategic alliance agreement, IDX guarantees gross revenues to Allscripts of $4.5 million in 2001.

 Change of Control

   If during the term of the alliance, a change of control occurs with respect to either party with a direct competitor of the other party, the party undergoing the change of control will be subject to certain revenue sharing obligations with the other party.

 Termination of Alliance

   Either party may terminate the alliance in the event it becomes insolvent or if the other party has defaulted under or breached any material term of the strategic alliance agreement and has not cured the default or breach within 120 days after it occurs.

Amended and Restated Cross License and Software Maintenance Agreement

   In connection with the Channelhealth merger transaction, Channelhealth and IDX entered into an amended and restated cross license and software maintenance agreement.

 Cross License

   The amended and restated cross license and software maintenance agreement provides for, in the case of IDX, the granting of a perpetual, non-exclusive, non-cancelable and non-terminable, fully paid-up license to Channelhealth permitting Channelhealth to copy, use, display, perform, adopt, modify and maintain certain IDX software applications and related intellectual property rights, and create derivative works with regard to the software, for the purpose of merging IDX software with Allscripts' products and to market and sublicense IDX software in connection with the marketing of those products and, in the case of Channelhealth, the granting of a perpetual, non-exclusive, non-cancelable and non-terminable, fully paid-up license to IDX permitting IDX to copy, use, display, perform, market, sublicense, transmit, create and own derivative works and to distribute certain Channelhealth software applications and related intellectual property rights in connection with IDX's "Patient Channel" business.

 Termination

   In the event that the strategic alliance agreement between Allscripts and IDX is terminated or not renewed, the license granted by IDX to Channelhealth will terminate with respect to certain IDX technologies developed by IDX and incorporated by IDX into IDX software, except as used by Channelhealth to create or maintain compatibility or connectivity between Allscripts products and IDX products.

Certain Business Relationships

   In 2000, Old Allscripts retained the law firm of Green, Stewart, Farber & Anderson, P.C., of which Philip D. Green, one of our directors, was a partner. Old Allscripts paid Mr. Green's law firm fees of $55,155 in 2000.

                             Audit Committee Report

   The audit committee is comprised of three directors who are not officers of Allscripts. Each of the members is independent, as defined in the National Association of Securities Dealers' listing standards. The committee operates under a written charter adopted by the board, a copy of which is included as Appendix A to this proxy statement.

   The audit committee of Old Allscripts held eight meetings during 2000. The meetings were designed to facilitate and encourage private communications between the committee and Allscripts' independent public accountants. Allscripts' independent public accountants were PricewaterhouseCoopers LLP
(PWC) until December 21, 2000 when, upon the recommendation of the committee, the Board dismissed PWC and appointed KPMG LLP (KPMG) as Allscripts' independent public accountants. Therefore, all meetings before December 21, 2000 were held with PWC and all meetings after that date were held with KPMG.

   During these meetings, the committee reviewed and discussed the audited financial statements with management and Allscripts' independent public accountants. In connection with PWC's review of Allscripts' financial statements for the quarter ended September 30, 2000, PWC advised the committee of the existence of a material weakness relating to the controls surrounding contract administration. To immediately address this concern, Allscripts, among other things, hired a contract attorney, who serves as a full-time Contract Administrator with the responsibility for the retention, review, analysis, monitoring and maintenance of individual customer contracts. The audit committee believes that the concerns expressed by PWC have been adequately addressed through these actions and that management maintains an effective system of internal controls that results in fairly presented financial statements. Based on discussions with management and KPMG, Allscripts' current independent public accountants, the committee recommended to the board that the audited financial statements be included in Allscripts' Annual Report on Form 10-K.

   The discussions with Allscripts' independent accountants also included the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The committee received from the independent accountants written disclosures and the letter regarding its independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent accountants that firm's independence. The committee has recommended the retention of KPMG as independent accountants for fiscal year 2001.

                                          Audit Committee

                                          L. Ben Lytle, Chairman
                                          M. Fazle Husain
                                          Michael J. Kluger

                         Independent Public Accountants

   On December 21, 2000, Old Allscripts dismissed PricewaterhouseCoopers LLP
(PWC) as Old Allscripts' independent accountant. At the recommendation of its audit committee, the board of directors of Old Allscripts authorized the dismissal of PWC.

   The reports of PWC on Old Allscripts' consolidated financial statements as of and for the two years ended December 31, 1998 and 1999 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

   During Old Allscripts' two fiscal years ended December 31, 1999, and in the interim period from January 1, 2000 through December 21, 2000, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PWC would have caused them to make reference thereto in their report of the financial statements for those years.

   During Old Allscripts' two fiscal years ended December 31, 1999 and in the interim period from January 1, 2000 through December 21, 2000, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934 except that in connection with PWC's review of Old Allscripts' financial statements for the quarter ended September 30, 2000, PWC advised Old Allscripts of the existence of a material weakness relating to the controls surrounding contract administration. To immediately address this concern, Old Allscripts, among other things, hired a contract attorney, who serves as a full-time Contract Administrator with the responsibility for the retention, review, analysis, monitoring and maintenance of individual customer contracts. Management and the audit committee believe that the concerns expressed by PWC have been adequately addressed through the actions taken by Old Allscripts.

   Old Allscripts provided PWC with a copy of the disclosures made in its Current Report on Form 8-K dated December 21, 2000 and filed with the Securities and Exchange Commission on December 28, 2000 (the "Form 8-K") and requested that PWC furnish Old Allscripts with a letter addressed to the Securities and Exchange Commission stating whether PWC agrees with the statements made by Old Allscripts in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which PWC does not agree. A copy of that letter is filed as Exhibit A to the Current Report on Form 8-K.

   At the recommendation of the audit committee, the board authorized the engagement of KPMG LLP as Old Allscripts' new independent accountants to audit and report on the financial statements for the fiscal year ending December 31, 2000 and to act, on a continuing basis, as Old Allscripts' independent accountant. On December 21, 2000, Old Allscripts requested that KPMG be engaged as its independent accountants, and KPMG accepted the engagement on December 28, 2000. KPMG has continued to serve as New Allscripts' independent auditors.

   During the two fiscal years ended December 31, 1999 and in the interim period from January 1, 2000 through December 21, 2000, Old Allscripts did not consult with KPMG regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the types of audit opinion that might be rendered on Old Allscripts' financial statements. In addition, Old Allscripts did not consult with KPMG regarding any matter that was the subject of a disagreement or a reportable event within the meaning of
Item 304 of Regulation S-K.

   Representatives of KPMG will be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Audit Fees

   KPMG billed Allscripts approximately $120,000 for professional services in connection with the audit of the annual financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2000. KPMG did not bill Allscripts for any other services during 2000.

                               Executive Officers

   Following is certain information about the executive officers of Allscripts, based on information furnished by them.

   Glen E. Tullman, 41, became the Chairman of the Board of Old Allscripts in May 1999 and the Chief Executive Officer in August 1997. Mr. Tullman has held the same positions with New Allscripts since the Channelhealth merger transaction in January 2001. From October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a publicly traded healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman was employed by CCC Information Services Group, Inc., a computer software company servicing the insurance industry, most recently as President and Chief Operating Officer.

   David B. Mullen, 50, became the President and Chief Financial Officer and a director of Old Allscripts in August 1997. Mr. Mullen has held the same positions with New Allscripts since the Channelhealth merger transaction in January 2001. From January 1995 to June 1997, Mr. Mullen served as Chief Financial Officer of Enterprise Systems, Inc. From 1983 to 1995, Mr. Mullen was employed in various positions by CCC Information Services Group, Inc., including Vice Chairman, President and Chief Financial Officer. Prior to that, he was employed by Ernst & Young LLP.

   Joseph E. Carey, 43, became the Chief Operating Officer of Old Allscripts in April 1999. Mr. Carey has held the same position with New Allscripts since the Channelhealth merger transaction in January 2001. From September 1998 to April 1999, he served as President and Chief Operating Officer of Shopping@Home, Inc. Prior to that time, he was Senior Vice President and General Manager of the Resource Management Group of HBO &

Company, a healthcare software firm. Mr. Carey joined HBO in 1997 with HBO's acquisition of Enterprise Systems, Inc., where he held the role of President from 1993 until the acquisition.

   Lee Shapiro, 44, became Executive Vice President of Old Allscripts in April 2000 and is responsible for strategic business development and related initiatives. Mr. Shapiro has held the same position with New Allscripts since the Channelhealth merger transaction in January 2001. Prior to joining Allscripts, Mr. Shapiro was the Chief Operating Officer of Douglas Elliman-Beitler, Chicago, Illinois. From 1980 until 1986, Mr. Shapiro practiced law with Barack, Ferrazzano, Kirschbaum & Perlman, Chicago and its predecessor. Mr. Shapiro served as the President of SES Properties, Inc., a closely held real estate company based in Carlsbad, California from 1986-1998. Concurrently, Mr. Shapiro formed City Financial Bancorp in 1986 and served as its Vice Chairman until its sale in 1992.

   T. Scott Leisher, 41, became Old Allscripts' Executive Vice President, Sales and Marketing, in October 2000. Mr. Leisher has held the same position with New Allscripts since the Channelhealth merger transaction in January 2001. From April 2000 to October 2000, Mr. Leisher served as Senior Vice President, Sales and Marketing, for Old Allscripts. From 1998 to 2000, Mr. Leisher served as Senior Vice President, Sales, for Old Allscripts. Prior to joining Allscripts, Mr. Leisher was with CCC Information Services from 1986 to 1998 where he served in a number of management positions, completing his tenure there as a Senior Vice President in their Insurance Division.

   John G. Cull, 39, became the Senior Vice President, Finance, Secretary and Treasurer of Old Allscripts in 1995. Mr. Cull has held the same positions with New Allscripts since the Channelhealth merger transaction in January 2001. From 1991 to 1993, Mr. Cull was Old Allscripts' assistant controller, and from 1993 to 1995 he was its controller. From 1986 to 1991, Mr. Cull was controller of Federated Foods, Inc., a food brokerage company. Prior to joining Federated Foods, Mr. Cull was employed by Arthur Andersen & Co.

   Stanley A. Crane, 51, became Old Allscripts' Chief Technology Officer in January 2000 and was its Vice President, Internet Services from April 1999 until that time. Mr. Crane has held the same position with New Allscripts since the Channelhealth merger transaction in January 2001. From September 1998 to April 1999, he was Chief Technology Officer for Shopping@Home, Inc. From January 1998 to September 1998, he was Chief Technology Officer for MaxMiles, Inc., an Internet travel services company. From August 1995 to January 1998, Mr. Crane was Chief Technology Officer for Enterprise Systems, Inc., where he led a development team through its successful migration from DOS-based applications to a system of Windows, object-oriented, client/server applications. Prior to this, Mr. Crane held a variety of roles with Lotus, Ashton-Tate and WordStar.

                                                                      Appendix A

                            Audit Committee Charter

Purpose

   The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

Membership of the Committee

1. The Committee shall be comprised of not less than three members of the Board.

2. Each member of the Committee shall meet the independence standard of the Nasdaq Stock Market, Inc., which, among other things, means that Committee members shall not be employees or officers of the Company and shall have no other business dealings with the Company. Determinations of a member's independence will be made by the Board of Directors in its business judgment.

3. Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement.

4. At least one member of the Committee shall have past employment experience in finance or accounting, be a certified public accountant or shall have been employed as a chief executive officer, chief financial officer or other senior executive officer with financial oversight responsibility.

Responsibilities of the Committee

1. Recommending to the Board of Directors the selection, retention or termination, as appropriate, of the independent public accountants for the Company.

2. Reviewing the independent public accountants' compensation, the proposed terms of their engagement and their independence as provided in SAS 61 and ISB Standard No. 1.

3. Recommending to the Board of Directors, when the Committee deems it advisable, that the independent public accountants engage in specific studies and reports regarding auditing matters, accounting procedures and other matters.

4. Reviewing the arrangements for and scope of the audit of annual financial statements.

5. Reviewing annual financial statements and unaudited quarterly financial statements, including any adjustments to those statements recommended by the independent public accountants, and any significant issues that arise in connection with the preparation of those financial statements.

6. Recommending to management inclusion of audited financials in the Annual Report on Form 10-K.

7. Obtaining from the independent public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act.

8. Reviewing, as appropriate and in consultation with the independent public accountants, accounting policies and procedures applicable to the Company as well as any management responses to comments relating to those policies and procedures.

9.  Reviewing independent public accountants' opinions.

10. Reviewing internal audit procedures with the Company's controller or other appropriate Company officer.

11. Considering, in consultation with the independent public accountants, the adequacy of internal controls to help provide reasonable assurance that publicly reported financial statements are presented fairly and in conformity with generally accepted accounting principles.

12. Investigating, when the Committee deems it necessary, potential improprieties or improprieties in Company operations.

13. Reviewing changes in accounting principles or practices that had or are expected to have a significant impact on the preparation of financial statements.

14. Meeting at least annually with the Chief Financial Officer and the Chief Accounting Officer of the Company and with the independent public accountants (outside the presence of management) to discuss any issues arising from the Committee's responsibilities.

15. Meeting at least annually with management (outside the presence of the independent public accountants) to discuss management's evaluation of the work performed by the independent public accountants and the appropriateness of their fees.

16. Generally acting as a liaison between the independent public accountants and the Board of Directors.

17. Preparing any report, including any recommendation of the Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

18. Annually reviewing and, as appropriate, implementing changes to its Charter.

   The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may also request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent public accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent public accountants or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                     [LOGO]

                     ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
                              2401 Commerce Drive
                         Libertyville, Illinois 60048

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Glen E. Tullman and David B. Mullen, and each of them, as Proxies, each with power of substitution, and hereby authorizes them to vote, as designated below, all shares of common stock of Allscripts Healthcare Solutions, Inc. held of record by the undersigned on March 16, 2001, at the annual meeting of stockholders to be held on April 30, 2001, and any adjournment thereof. If only one Proxy is present at the Meeting, then that one may exercise the power of all the Proxies hereunder.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of all listed Directors.

1. ELECTION OF DIRECTORS--                      For     Against  Abstain   2. In their discretion, the Proxies are authorized to
   Nominees: Michael J. Kluger and              /  /      /  /    /  /        vote upon such other business as may properly
             David B. Mullen                                                  come before the meeting.
   (INSTRUCTION: To withhold authority to vote
   for any individual nominees, write that
   nominee's name in the space below.)

   -------------------------------------

                                           Dated:________________________, 2001


                                 Signature(s)___________________________________

  ------------------------------------------------------------------------------
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                          .  FOLD AND DETACH HERE  .

                            YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.